                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-45696) and related Prospectus of Akamai Technologies, Inc. for the registration of its 5 1/2% Convertible Subordinated Notes and shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the consolidated financial statements of InterVU Inc. included in Akamai Technologies, Inc.'s Current Report on Form 8-K dated April 20, 2000, filed on May 5, 2000 with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP



San Diego, California
November 29, 2000